Exhibit 99.1

iCAD REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

Reports Progress with Reimbursement Under New CPT 3 Code for the Treatment of Non-melanoma

Skin Cancer with Electronic Brachytherapy

Breast Tomosynthesis Cancer Detection U.S. Clinical Reader Study Meets Primary Endpoint;

Company Submits Final PMA Module to FDA

NASHUA, N.H. (May 3, 2016) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three months ended March 31, 2016.

First Quarter and Recent Highlights:

•	Launched breast tomosynthesis cancer detection software solution at the European Congress of Radiology meeting in March; received CE Mark and submitted final premarket approval (PMA) module for U.S. Food and Drug Administration (FDA) approval in April

•	Introduced SMART platform and software solution with extended-life X-ray source for Xoft® Axxent® Electronic Brachytherapy (eBx®) System® at the American Academy of Dermatology Meeting in March, reducing cost of ownership and delivery of Skin eBx treatments for customers

•	Total revenue of $6.0 million

•	Gross margin of 69%, a decline of 150 basis points year-over-year

•	Non-GAAP adjusted EBITDA loss of $(1.5) million

•	Ended quarter with $12.9 million in cash and cash equivalents and no debt

“We made significant progress with our two key strategic initiatives in the first quarter of 2016 that position the Company for long term growth. We expect to begin to see improving top-line results from these key initiatives in the second quarter, and particularly as we move into the second half of the year,” said Ken Ferry, Chief Executive Officer. “In our Cancer Therapy business, we now have analyzed sufficient data on reimbursement for skin electronic brachytherapy and believe it is a viable business for care providers under the current reimbursement environment. We are now focused on a strong funnel of new customers and re-activating existing customers, of which many have indicated that they plan to resume Skin eBx treatments over the course of the next several months and quarters. We are supporting our Skin eBx therapy with the introduction of two enhancements to the Xoft System – the SMART software solution and extended-life X-ray source. These two enhancements substantially reduce the cost of ownership and delivery for our Skin eBx customers. We also continue to make progress with our clinical studies in support of a CPT 1 code for electronic skin brachytherapy and we remain on track to submit the results to the American Medical Association in the first half of 2017.”

Mr. Ferry continued, “In our Cancer Detection business, we introduced our breast tomosynthesis cancer detection solution in March at the European Congress of Radiology and recently received our first European order after receiving CE Mark in April. In the U.S., we have completed our regulatory submission to the FDA and are on track for potential FDA approval in the third quarter of 2016. Once in the market, we will have what we believe to be several important growth drivers in our Cancer Detection business, including iReveal breast density products and our breast tomosynthesis cancer detection solution. In addition, we continue to develop a multi-vendor tomosynthesis cancer detection solution utilizing deep learning. This new solution will support other leading tomosynthesis system providers and we anticipate CE Mark towards the end of 2016 or early 2017 and FDA approval in the middle of 2017. This solution will substantially expand our addressable market as we are the first and only company to have cancer detection software for the high growth area of digital breast tomosynthesis (DBT).”

Breast Tomosynthesis Cancer Detection Solution U.S. Clinical Study Meets Primary Endpoint

In April 2016, iCAD submitted the final module of its PMA application for its breast tomosynthesis cancer detection solution to the FDA. This module included the results from a U.S. clinical study of iCAD’s tomosynthesis software conducted from October 2015 to January 2016. In this study, 20 radiologists completed reading sessions for 240 cases. The reader study met its primary endpoint, demonstrating greater than 29% reduction in reading time while maintaining reader clinical performance. In 2015, iCAD completed a successful 6-radiologist, 80-case European clinical study of the tomosynthesis software that was the basis for CE Mark approval of iCAD’s tomosynthesis software in April 2016.

Mr. Ferry commented, “We are very pleased that our U.S. clinical study of our breast tomosynthesis cancer detection solution met its endpoints, as the number one issue that we hear from radiologists is the amount of time and effort that it takes to read the data intensive tomosynthesis cases. This confirms the positive results from our European reader study, giving us a strong value proposition for radiologists as we launch the product. We are also encouraged that the U.S. study showed a modest increase in the detection rate of soft tissue densities and mixed lesions.”

First Quarter 2016 Financial Results

Revenue: Total revenue for the first quarter of 2016 decreased 54% to $6.0 million from $13.2 million in the first quarter of 2015, reflecting a 49% decrease in product revenue and a 57% decrease in service revenue. The decrease in the Company’s revenue in the first quarter of 2016 was primarily driven by the negative impact of the general uncertainty related to reimbursement for non-melanoma skin cancer treatment in the United States. The decrease was also driven by lower MRI-CAD product sales due to the Company’s exclusive distribution partner exercising its right to a fully paid-up license to distribute the software in August 2015. This provided the Company with a cash payment of $2.0 million during the third quarter of 2015 that we are amortizing over the term of the contract through July 2017. On a sequential basis, total revenue for the first quarter of 2016 decreased 21% from $7.6 million in the fourth quarter of 2015, primarily driven by timing issues for orders in the Company’s therapy and detection businesses. Service revenue for the first quarter of 2016 was approximately 66% of total revenues compared to approximately 70% of total revenues in the first quarter of 2015.

	Three months ended March 31,
	2016	2015	% Change
Product revenue	$2,028	$3,958	(48.8)%
Service revenue	4,010	9,262	(56.7)%

Total Revenue	$6,038	$13,220	(54.3)%

Total therapy revenue for first quarter of 2016 decreased by 75%, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue decreased by 18%, which includes digital mammography, MRI and CT CAD platforms, as well as the associated service revenue.

	Three months ended March 31,
	2016	2015	% Change
Detection revenue
Product revenue	$1,801	$2,873	(37.3)%
Service revenue	2,129	1,915	11.2%

Detection Revenue	$3,930	$4,788	(17.9)%

Therapy revenue
Product revenue	$227	$1,085	(79.1)%
Service revenue	1,881	7,347	(74.4)%

Therapy Revenue	$2,108	$8,432	(75.0)%

Total Revenue	$6,038	$13,220	(54.3)%

Gross Profit: Gross profit for the first quarter of 2016 decreased to $4.2 million, or 69% of revenue, from $9.4 million, or 71% of revenue, for the first quarter of 2015.

Operating Expenses: Total operating expenses for the first quarter of 2016 decreased to $6.7 million, from $8.9 million for the first quarter of 2015. The year-over-year decline reflects the effect of the Company’s on-going cost reduction initiatives.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss $(1.5) million for the first quarter of 2016, compared with non-GAAP adjusted EBITDA of $2.7 million, or 20% of revenue, for the first quarter of 2015.

Net Loss: Net loss for the first quarter of 2016 was $(2.5) million, or $(0.16) per share, compared with net loss of $(1.9) million, or $(0.12) per share, for the first quarter of 2015.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net loss, as defined below, for the first quarter of 2016 was $(2.7) million, or $(0.17) per share, compared with a non-GAAP adjusted net income of $373,000, or $0.02 per share, for the first quarter of 2015.

Cash and Cash Equivalents: As of March 31, 2016, the Company had cash and cash equivalents of $12.9 million, compared with $15.3 million as of December 31, 2015. The Company used $1.9 million of cash from operating activities in the first quarter of 2016.

Financial Guidance

As the Company is in the early stage of educating customers on the updated reimbursement for non-melanoma skin cancer treatment in the United States, the Company is not providing financial guidance at this time.

Conference Call

iCAD management will host a conference call today beginning at 4:30 p.m. Eastern Time to discuss the financial results and provide a company update. The dial-in numbers are (855) 217-4501 for domestic callers and (716) 220-9431 for international callers. The conference ID is 96037807. A live webcast of the conference call will be available online at www.icadmed.com.

A replay of the webcast will remain on the Company’s website until the Company releases its second quarter 2016 financial results. In addition, a telephonic replay of the conference call will be available until May 10, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID is 96037807.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, including the 10-K for the year ended December 31, 2015, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

The Ruth Group

Zack Kubow

646-536-7020

iCAD@theruthgroup.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2016	2015
Revenue:
Products	$2,028	$3,958
Service and supplies	4,010	9,262

Total revenue	6,038	13,220
Cost of revenue:
Products	190	941
Service and supplies	1,359	2,278
Amortization and depreciation	303	639

Total cost of revenue	1,852	3,858

Gross profit	4,186	9,362

Operating expenses:
Engineering and product development	2,271	2,256
Marketing and sales	2,496	3,830
General and administrative	1,626	2,213
Amortization and depreciation	286	620

Total operating expenses	6,679	8,919

Income (loss) from operations	(2,493)	443
Loss from extinguishment of debt	—	(1,723)
Interest expense	(22)	(507)
Other income	4	9

Other expense, net	(18)	(2,221)

Loss before income tax expense	(2,511)	(1,778)
Tax expense	(22)	(79)

Net loss and comprehensive loss	$(2,533)	$(1,857)

Net loss per share:
Basic	$(0.16)	$(0.12)

Diluted	$(0.16)	$(0.12)

Weighted average number of shares used in computing loss per share:
Basic	15,826	15,605

Diluted	15,826	15,605

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$12,867	$15,280
Trade accounts receivable, net of allowance for doubtful accounts of $295 in 2016 and $236 in 2015	5,760	7,488
Inventory, net	4,546	4,315
Prepaid expenses and other current assets	715	684

Total current assets	23,888	27,767

Property and equipment, net of accumulated depreciation of $5,814 in 2016 and $5,475 in 2015	2,161	2,307
Other assets	94	94
Intangible assets, net of accumulated amortization of $11,132 in 2016 and $10,897 in 2015	4,728	4,274
Goodwill	14,505	14,198

Total assets	$45,376	$48,640

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,633	$1,593
Accrued and other expenses	3,313	4,220
Notes and lease payable - current portion	715	969
Deferred revenue	7,145	7,497

Total current liabilities	12,806	14,279

Deferred revenue, long-term portion	1,270	1,079
Other long-term liabilities	450	450
Capital lease - long-term portion	22	86

Total liabilities	14,548	15,894

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 16,081,562 in 2016 and 15,923,349 in 2015; outstanding 15,895,731 in 2016 and 15,737,518 in 2015	161	159
Additional paid-in capital	212,125	211,512
Accumulated deficit	(180,043)	(177,510)
Treasury stock at cost, 185,831 shares in 2016 and 2015	(1,415)	(1,415)

Total stockholders’ equity	30,828	32,746

Total liabilities and stockholders’ equity	$45,376	$48,640

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the three months ended March 31,
	2016	2015
	(in thousands)
Cash flow from operating activities:
Net loss	$(2,533)	$(1,857)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	247	774
Depreciation	342	485
Bad debt provision	102	32
Stock-based compensation expense	650	444
Amortization of debt discount and debt costs	(2)	300
Interest on settlement obligations	23	45
Deferred tax provision	—	118
Loss on extinguishment of debt	—	1,723
Gain from acquisition settlement	(249)	—
Loss on disposal of assets	1	102
Changes in operating assets and liabilities (net of the effect of the acquisitions):
Accounts receivable	1,690	(723)
Inventory	(223)	(383)
Prepaid and other current assets	(31)	(112)
Accounts payable	40	15
Accrued expenses	(940)	(1,562)
Deferred revenue	(1,038)	431

Total adjustments	612	1,689

Net cash used for operating activities	(1,921)	(168)

Cash flow from investing activities:
Additions to patents, technology and other	(2)	(11)
Additions to property and equipment	(133)	(534)
Acquisition of VuComp M-Vu CAD	(6)	—

Net cash used for investing activities	(141)	(545)

Cash flow from financing activities:
Stock option exercises	10	291
Taxes paid related to restricted stock issuance	(45)	(60)
Principal payments of capital lease obligations	(316)	(214)
Principal repayment of debt financing, net	—	(11,250)

Net cash used for financing activities	(351)	(11,233)

Decrease in cash and equivalents	(2,413)	(11,946)
Cash and equivalents, beginning of period	15,280	32,220

Cash and equivalents, end of period	$12,867	$20,274

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
GAAP Net Loss	$(2,533)	$(1,857)
Interest Expense	22	507
Other income	(4)	(9)
Stock Compensation	650	444
Depreciation	342	485
Amortization	247	774
Tax expense	22	79
Severance	—	275
Loss on sale of Assets	1	201
Loss from extinguishment of debt	—	1,723
Gain from acquisition settlement	(249)	—
Acquisition related	52	31

Non GAAP Adjusted EBITDA	$(1,450)	$2,653

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income (Loss)”

(Unaudited, in thousands, except loss per share)

	Three Months Ended March 31,
	2016	2015
GAAP Net Loss	$(2,533)	$(1,857)
Adjustments to net loss:
Severance	—	275
Loss on sale of Assets	1	201
Loss from extinguishment of debt	—	1,723
Gain from acquisition settlement	(249)	—
Acquisition related	52	31

Non GAAP Adjusted Net (Loss) income	$(2,729)	$373

Net (loss) income per share
GAAP Net (loss) income per share	$(0.16)	$(0.12)
Adjustments to net (loss) income (as detailed above)	(0.01)	0.14

Non GAAP Adjusted Net (loss) income per share	$(0.17)	$0.02

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, loss on extinguishment of debt, amortization of acquired intangibles, patent litigation and recall costs, contingent consideration, indemnification, asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Income (loss)” as the sum of GAAP net income (loss) before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification, loss on extinguishment of debt and asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•	Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Loss on sale of assets relates to the loss incurred on the disposal of assets. The Company excludes this non-cash charge as this item is not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations.

•	Loss on extinguishment of debt: relates to the extinguishment of a portion of the $15 million debt facility agreement. It is excluded as this is an expense that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Litigation and settlement related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Acquisition related: relates to professional service fees due to the acquisitions of VuComp. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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